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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

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                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                  --------------------------------------------------

                                      AAR CORP.
                (Exact name of registrant as specified in its charter)

          DELAWARE                                                36-2334820
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

         1111 NICHOLAS BOULEVARD                                         60007
      ELK GROVE VILLAGE, ILLINOIS                                     (Zip code)
(Address of principal executive offices)

                             AAR CORP. STOCK BENEFIT PLAN
                      (FORMERLY KNOWN AS AAR CORP. AMENDED STOCK
                              OPTION AND INCENTIVE PLAN)
                               (Full title of the plan)

                                  HOWARD A. PULSIFER
                     VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                               1111 NICHOLAS BOULEVARD
                         ELK GROVE VILLAGE, ILLINOIS   60007
                        (Name and address of agent for service)

                                    (847) 439-3939
            (Telephone number, including area code, of agent for service)



                           CALCULATION OF REGISTRATION FEE

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    TITLE OF                AMOUNT           PROPOSED MAXIMUM             PROPOSED MAXIMUM        AMOUNT OF REGISTRATION
  SECURITIES TO             TO BE         OFFERING PRICE PER UNIT     AGGREGATE OFFERING PRICE            FEE
  BE REGISTERED           REGISTERED               (s)                         (a)
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
Common Stock, $1.00
    par value           363,385 shares           $26.625                     $9,675,126                  $2,932
--------------------------------------------------------------------------------------------------------------------------------
  Common Stock
 Purchase Rights        363,385 rights             (b)                         (b)                        (b)
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

(a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b) Each unit consists of one share of Common Stock and one related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

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                                 GENERAL INSTRUCTIONS

                       E. REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.

                                  POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints Ira A. Eichner, David P. Storch, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Elk Grove Village, State of Illinois, on November 1, 1996.

                                  AAR CORP.

                                  By: /s/ David P. Storch

                                       David P. Storch
                                       President and
                                       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.


SIGNATURE                              TITLE                                   DATE

/s/ Ira A. Eichner                     Chairman of the Board; Director         November  1, 1996
------------------------------
Ira A. Eichner


/s/ David P. Storch                    President and Chief Executive           November  1, 1996
------------------------------         Officer; Director
David P. Storch                        (Principal Executive Officer)

/s/ Timothy J. Romenesko               Vice President, Chief Financial
------------------------------         Officer & Treasurer
Timothy J. Romenesko                   (Principal Financial and
                                       Accounting Officer)                     November  1, 1996

/s/ A. Robert Abboud                   Director                                November  1, 1996
------------------------------
A. Robert Abboud

/s/ Howard B. Bernick                  Director                                November  1, 1996
------------------------------
Howard B. Bernick

/s/ Edgar D. Jannotta                  Director                                November  1, 1996
------------------------------
Edgar D. Jannotta

/s/ Robert D. Judson                   Director                                November  1, 1996
------------------------------
Robert D. Judson

/s/ Erwin E. Schulze                   Director                                November  1, 1996
------------------------------
Erwin E. Schulze

/s/ Joel D. Spungin                    Director                                November  1, 1996
------------------------------
Joel D. Spungin

/s/ Lee B. Stern                       Director                                November  1, 1996
------------------------------
Lee B. Stern

/s/ Richard D. Tabery                  Director                                November  1, 1996
------------------------------
Richard D. Tabery


                                    EXHIBIT INDEX

            Item                          Exhibits
            ----                          --------

4.     Instruments defining  4.1     Instruments defining the rights of
       the rights of                 security holders are hereby incorporated
       security holders              by reference as Exhibits to the
                                     Registrant's Annual Report on Form 10-K
                                     for the fiscal year ended May 31, 1996.

                             4.2 First Amendment to AAR CORP. Stock Benefit Plan (filed herewith, Page 7).

5.     Opinion re legality   5.1     Opinion of Mr. Howard A. Pulsifer, Vice
                                     President, General Counsel and Secretary
                                     (filed herewith, Page 8).

23.    Consents              23.1    Consent of KPMG Peat Marwick LLP (filed
                                     herewith, Page 9).

                             23.2 Consent of Mr. Howard A. Pulsifer, Vice President, General Counsel and Secretary (contained in opinion referred to in Exhibit 5)

24.    Power of Attorney     The Power of Attorney immediately precedes the
                             signature page hereof (filed herewith, Page 4).